UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2010 (August 9, 2010)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 9, 2010, the United States District Court for the Eastern District of Louisiana entered an order preliminarily approving settlement of a shareholder derivative action pending on behalf of Pool Corporation (the “Company”) captioned In re Pool Corporation Derivative Litigation, No. 06-10447 (Consolidated with Nos. 06-10547 and 07-116) and providing for notice of the settlement.  The derivative suit asserts claims on behalf of the Company against certain of its current and former directors and officers and relates primarily to certain historical stock option grants.  As previously disclosed by the Company on August 9, 2006, the Company identified certain issues with its historical option granting process, but concluded that there was no material impact to its prior period financial statements and, as such, was not required to restate its previously filed financial statements.

The individual defendants have denied liability and wrongdoing of any kind with respect to the claims made in the derivative suit and make no admission of any wrongdoing in connection with the proposed settlement.

The Court has set a settlement hearing date of September 29, 2010 as described in the notice of proposed settlement of derivative action (“Notice”), which is attached as Exhibit 99.1. Pursuant to such preliminary order, the Company is required to file this current report, the attached Notice, and a copy of the stipulation of settlement (“Stipulation”) attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice of Proposed Settlement of Derivative Action.
99.2	Pool Corporation Derivative Litigation Stipulation of Settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   POOL CORPORATION

                   By:      /s/ Mark W. Joslin
                   Mark W. Joslin
                   Vice President and Chief Financial Officer

Dated: August 13, 2010